Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	MS&L for Russell Hobbs Frank Ranew 404-870-6832

Russell Hobbs, Inc. Reports Third Quarter Financial Results

Miramar, Florida (May 17, 2010) – Russell Hobbs today announced its financial results for the quarter, nine months and trailing twelve months ended March 31, 2010.

Russell Hobbs reported consolidated net sales for the three months ended March 31, 2010 increased by $5.1 million to $157.8 million, an increase of 3.4% as compared to the three months ended March 31, 2009. Helped by extensive product rationalization initiatives undertaken by the company, as well as lower product costs, consolidated operating income was $8.8 million for the 2010 period as compared to $1.7 million for the three month period ending March 31, 2009. Consolidated adjusted EBITDA, a non-GAAP measurement which Russell Hobbs believes is a useful indicator of the operating health of the business, was $15.4 million for the three months ended March 31, 2010. This compares to $15.7 million for the three months ended March 31, 2009. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

Since combining Salton, Inc and Applica Incorporated, two long standing companies in the small household appliance business, in December 2007, the company, now called Russell Hobbs, has successfully completed numerous and significant integration, restructuring and cost-cutting efforts. Since 2007, Russell Hobbs has eliminated approximately 80 underperforming brands and over a thousand SKUs. In addition, the company captured significant synergies through shared services, reduction in headcount and the elimination of other redundant overhead costs and has achieved improved working capital results. These extensive restructuring efforts have created a stronger, more stable and profitable business that today enjoys a significantly reduced cost structure while still benefitting from a solid portfolio of well-known and geographically diverse brands and product lines.

Consolidated net sales for the nine months ended March 31, 2010 decreased by $11.9 million to $617.6 million, a decrease of 1.9% as compared to the nine months ended March 31, 2009. Consolidated operating income significantly improved to $59.1 million as compared to $19.4 million for the 2009 nine month period due, in part, to the cost reduction efforts discussed above. Consolidated adjusted EBITDA was $75.8 million for the nine months ended March 31, 2010. This compares to $57.8 million for the nine months ended March 31, 2009. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

Consolidated net sales for the twelve months ended March 31, 2010 were $784.8 million and consolidated adjusted EBITDA was $96.5 million. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

As of May 3, 2010, Russell Hobbs had $22.7 million of borrowings outstanding and $92.1 million available for future cash borrowings under its credit facilities in North America, Europe and Australia with unrelated parties.

On February 9, 2010, Russell Hobbs, Inc. and Spectrum Brands, Inc. announced they had signed a definitive agreement to bring Russell Hobbs’ network of well-known small appliance brands into Spectrum’s operating structure to form a new global consumer products company with an estimated $3 billion in annual revenues. The transaction is expected to close in June 2010 and is subject to the approval of Spectrum’s stockholders and to other customary closing conditions.

In April 2010, Russell Hobbs purchased the long-term rights to the Farberware® brand through the execution of a new 200-year, exclusive license, with the Farberware Licensing Company. The new license agreement gives Russell Hobbs the ability to use the Farberware® brand name on portable kitchen electric retail products worldwide (excluding Canada). The new license arrangement supports the Company’s long-term vision to expand the Farberware® brand beyond its core beverage category.

About Russell Hobbs, Inc.

Based in Miramar, Florida, Russell Hobbs, Inc. and its subsidiaries are leading marketers and distributors of a broad range of branded small household appliances. Russell Hobbs markets and distributes a broad range of branded small household appliances, pet and pest products and personal care products. Among its broad portfolio of well recognized brand names are Black & Decker®, George Foreman®, Russell Hobbs®, LitterMaid®, Farberware®, Juiceman®, Breadman® and Toastmaster®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to approve the merger transaction;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or this transaction; and

•	disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Russell Hobbs undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed merger transaction, Spectrum Brands Holdings, Inc. has filed with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of Spectrum Brands Holdings, Inc. On or around May 12, 2010, Spectrum Brands began mailing the definitive joint proxy statement/prospectus to its shareholders of record as of the close of business on May 5, 2010. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and joint proxy statement/prospectus and other documents filed with the SEC by Spectrum Brands through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and joint proxy statement/prospectus and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	March 31, 2010	June 30, 2009
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$27,576	$16,095
Accounts and other receivables, less allowances of $3,668 at March 31, 2010 and $4,142 at June 30, 2009	124,630	133,711
Inventories	142,645	165,495
Prepaid expenses and other	10,766	12,240
Prepaid income taxes	3,445	3,574
Deferred income taxes	494	943

Total current assets	309,556	332,058
Property, Plant and Equipment - at cost, less accumulated depreciation of $11,044 at March 31, 2010 and $10,004 at June 30, 2009	17,399	20,876
Non-current Deferred Income Taxes	1,847	3,419
Goodwill	162,469	162,469
Intangibles, Net	195,859	206,805
Other Assets	21,447	12,219

Total Assets	$708,577	$737,846

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$63,309	$58,385
Accrued expenses	77,142	73,293
Harbinger Term loan – current portion (related party)	20,000	20,000
Brazil term loan	—	2,228
Current income taxes payable	8,090	4,245

Total current liabilities	168,541	158,151
Long-Term Liabilities:
North American credit facility	12,946	52,739
European credit facility	11,256	19,845
Australia credit facility	—	—
Series D Preferred Stock– authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	—	139,744
Series E Preferred Stock– authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	—	56,238
Harbinger Term loan – long-term portion (related party)	136,546	141,456
Pension liability	13,734	19,791
Non-current deferred income taxes	47,940	46,347
Other long-term liabilities	3,542	3,856

Total Liabilities	394,505	638,167
Series D Preferred Stock– authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	147,271	—
Series E Preferred Stock– authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	59,268	—
Commitments and Contingencies
Stockholders’ Equity:
Common stock – authorized: 1,000,000 shares of $0.01 par value; issued and outstanding: 739,013 shares at March 31, 2010 and June 30, 2009	7,319	7,319
Treasury stock– 7,886 shares, at cost	(65,793)	(65,793)
Paid-in capital	302,677	302,677
Accumulated deficit	(92,326)	(102,460)
Accumulated other comprehensive loss	(44,344)	(42,064)

Total stockholders’ equity	107,533	99,679

Total Liabilities and Stockholders’ Equity	$708,577	$737,846

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2010		2009
Net sales	$157,831	100.0%	$152,713	100.0%
Cost of goods sold	104,826	66.4	112,365	73.6

Gross profit	53,005	33.6	40,348	26.4

Selling, general and administrative expenses:
Operating expenses	41,261	26.1	37,506	24.6
Integration and transition expenses	129	0.1	121	0.1
Patent infringement and other litigation expenses	741	0.5	1,058	0.7
Merger and acquisition related expenses	2,026	1.3	—	0.0

	44,157	28.0	38,685	25.4

Operating income	8,848	5.6	1,663	1.0

Other expense (income):
Interest expense ($3,623 and $11,218 in related party interest expense for the three months ended March 31, 2010 and 2009, respectively)	4,244	2.7	12,672	8.3
Foreign currency exchange loss	2,492	1.6	1,580	1.0
Interest income and other expense (income), net	23	0.0	(2,583)	(1.7)

	6,759	4.3	11,669	7.6

Income (loss) from continuing operations before income taxes	2,089	1.3	(10,006)	(6.6)
Income tax provision	2,503	1.6	2,823	1.8

Income (loss) from continuing operations	(414)	(0.3)	(12,829)	(8.4)
Income (loss) from discontinued operations, net of tax of $322 and $0 (Note 10)	(998)	(0.6)	(2,504)	(1.6)

Net earnings (loss)	(1,412)	(0.9)	(15,333)	(10.0)
Preferred stock dividends	8,479	5.4	—	—

Net earnings (loss) available to common stockholders	$(9,891)	(6.3)%	$(15,333)	(10.0)%

Earnings (loss) per common share:
Income (loss) from continuing operations – basic and diluted	$(0.01)		$(0.02)
Loss from discontinued operations – basic and diluted	(0.00)		(0.00)

Net earnings (loss) – basic and diluted	$(0.01)		$(0.02)

Weighted average common shares outstanding:
Basic and diluted	739,013		739,013

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Nine Months Ended March 31,
	2010		2009
Net sales	$617,607	100.0%	$629,487	100.0%
Cost of goods sold	422,729	68.4	458,158	72.8

Gross profit	194,878	31.6	171,329	27.2

Selling, general and administrative expenses:
Operating expenses	131,113	21.2	142,508	22.6
Integration and transition expenses	454	0.1	1,147	0.2
Patent infringement and other litigation expenses	1,806	0.3	5,757	0.9
Employee termination benefits	379	0.1	916	0.1
Merger and acquisition related expenses	2,026	0.3	1,617	0.3

	135,778	22.0	151,945	24.1

Operating income	59,100	9.6	19,384	3.1

Other expense (income):
Interest expense ($21,673 and $31,426 in related party interest expense for the nine months ended March 31, 2010 and 2009, respectively)	24,138	3.9	38,130	6.1
Foreign currency exchange loss	4,330	0.7	6,152	1.0
Interest income and other expense (income), net	1,409	0.2	(3,322)	(0.5)

	29,877	4.8	40,960	6.6

Income (loss) from continuing operations before income taxes	29,223	4.8	(21,576)	(3.5)
Income tax provision	11,375	1.8	7,739	1.2

Income (loss) from continuing operations	17,848	3.0	(29,315)	(4.7)
Income (loss) from discontinued operations, net of tax of $322 and $37 (Note 10)	(7,714)	(1.2)	(15,698)	(2.5)

Net earnings (loss)	10,134	1.8	(45,013)	(7.2)
Preferred stock dividends	13,914	2.3	—	—

Net earnings (loss) available to common stockholders	$(3,780)	(0.5)%	$(45,013)	(7.2)%

Earnings (loss) per common share:
Income (loss) from continuing operations – basic and diluted	$0.01		$(0.04)
Loss from discontinued operations – basic and diluted	(0.01)		(0.02)

Net earnings (loss) – basic and diluted	$(0.01)		$(0.06)

Weighted average common shares outstanding:
Basic and diluted	739,013		739,013

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

Twelve Months Ended March 31, 2010

Net sales	$784,780
Cost of goods sold	541,765

Gross profit	243,015

Selling, general and administrative expenses:
Operating expenses	166,251
Integration and transition expenses	327
Patent infringement litigation expenses	2,654
Employee termination benefits	563
Acquisition related expenses	3,494

173,289

Operating income	69,726

Other expense:
Interest expense ($35,627 in related party interest expense)	36,229
Foreign currency loss	5,136
Interest and other expense (income), net	2,395

43,760

Income from continuing operations before income taxes	25,966
Income tax provision	17,678

Loss from continuing operations	8,288
Loss from discontinued operations, net of tax of $0	(11,458)

Net loss	$(3,170)

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Excluding the impact of current exchange rate fluctuations may provide additional meaningful reflection of underlying business trends. In addition, within this release, including the tables below, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See the table below, “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” for a reconciliation of GAAP Net Income (Loss) to adjusted EBITDA for the periods indicated.

Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Russell Hobbs provides this information to assist interested persons in comparisons of past, present and future operating results and to assist in highlighting the results of ongoing operations. While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the company’s GAAP financial results and should be read in conjunction with those GAAP results.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Net loss	$(1,412)	$(15,333)
Loss from discontinued operations	998	2,504
Income tax expense	2,503	2,823
Interest expense	4,244	12,672
Interest income and other expense (income), net	23	(2,583)
Foreign currency exchange loss	2,492	1,580
Integration and transition expenses	129	121
Patent infringement and other litigation expenses	741	1,058
Merger and acquisition related expenses	2,026	—
Higher cost inventory (commodities and fuel)	—	7,108
Inventory close outs (discontinued items)	—	1,164
Latin America discontinued ops transitioned to distributors	—	317
Water products segment operating losses	329	975

Adjusted EBIT	12,073	12,406
Depreciation and Amortization	3,305	3,279

Adjusted EBITDA	$15,378	$15,685

	Nine Months Ended March 31,
	2010	2009
	(In thousands)
Net earnings (loss)	$10,134	$(45,013)
Loss from discontinued operations	7,714	15,698
Income tax expense	11,375	7,739
Interest expense	24,138	38,130
Interest income and other expense (income), net	1,409	(3,322)
Foreign currency exchange loss	4,330	6,152
Integration and transition expenses	454	1,147
Patent infringement and other litigation expenses	1,806	5,757
Employment termination benefits	379	916
Merger and acquisition related expenses	2,026	1,617
Higher cost inventory (commodities and fuel)	—	15,037
Inventory close outs (discontinued items)	—	3,017
Purchase accounting reversals	—	(495)
Latin America discontinued ops transitioned to distributors	—	317
Water products segment operating losses	1,097	1,315

Adjusted EBIT	64,862	48,012
Depreciation and Amortization	10,912	9,762

Adjusted EBITDA	$75,774	$57,774

Trailing Twelve Months Ended March 31, 2010
(In thousands)
Net loss	$(3,170)
Loss from discontinued operations	11,458
Income tax expense	17,678
Interest expense	36,229
Interest income and other expense, net	2,395
Foreign currency exchange loss	5,136
Integration and transition expenses	327
Patent infringement and other litigation expenses	2,654
Employment termination benefits	563
Merger and acquisition related expenses	3,494
Higher cost inventory (commodities and fuel)	6,641
Inventory close outs (discontinued items)	3,218
Purchase accounting reversals	(4,182)
Argentina miscellaneous income	(1,381)
Water products segment operating losses	1,479

Adjusted EBIT	82,539
Depreciation and Amortization	13,960

Adjusted EBITDA	$96,499